UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 29, 2022, we held our annual meeting of stockholders in Eagle, Idaho. A total of 143,722,324 shares of our common stock, or 87.08% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below:

1.	Our stockholders elected ten directors to each serve a one-year term until our 2023 annual meeting of stockholders or until his or her successor has been duly chosen and qualified, based on the following voting results:

Director	For	Against	Abstain	Broker Non-Votes
Peter J. Bensen	112,455,254	386,142	194,881	12,125,214
Charles A. Blixt	105,553,294	5,242,788	2,240,195	12,125,214
Robert J. Coviello	109,894,226	2,946,804	195,247	12,125,214
André J. Hawaux	112,377,518	458,285	200,474	12,125,214
W.G. Jurgensen	110,914,425	1,925,336	196,516	12,125,214
Thomas P. Maurer	112,401,358	438,535	196,384	12,125,214
Hala G. Moddelmog	110,494,261	2,356,139	185,877	12,125,214
Robert A. Niblock	112,443,010	396,107	197,160	12,125,214
Maria Renna Sharpe	110,012,017	2,840,963	183,297	12,125,214
Thomas P. Werner	112,381,387	456,678	198,212	12,125,214

2.	Our stockholders approved on an advisory basis our named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
95,747,114	16,738,516	550,647	12,125,214

3.	Our stockholders ratified the selection of KPMG LLP as our independent auditors for the year ending May 28, 2023, based on the following voting results:

For	Against	Abstain
124,801,230	170,869	189,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: September 30, 2022